Exhibit 10.16

SIXTH AMENDMENT TO OFFICE LEASE

This SIXTH AMENDMENT TO OFFICE LEASE (this “Sixth Amendment”), is made and entered into as of November 21, 2023, by and between REDWOOD CITY PARTNERS, LLC, a Delaware limited liability company (“Landlord”), and BOX, INC., a Delaware corporation (“Tenant”).

R E C I T A L S:

A.
Landlord and Tenant entered into that certain Office Lease dated September 15, 2014 (the “Office Lease”), whereby Landlord leases to Tenant and Tenant leases from Landlord those certain premises (the “Premises”) consisting of a total of 334,212 rentable square feet of space, located within those certain office buildings located at 900 Jefferson Avenue, Redwood City, California and 900 Middlefield Avenue, Redwood City, California. The Office Lease, as amended by the First Amendment to Office Lease dated March 17, 2015, the Second Amendment to Office Lease dated October 22, 2015, the Third Amendment to Office Lease dated September 21, 2017, the Fourth Amendment to Office Lease dated November 6, 2018 (the “Fourth Amendment”), and the Fifth Amendment to Office Lease dated April 30, 2019 (the “Fifth Amendment”), is referred to herein as the “Existing Lease”. The Existing Lease as amended by this Sixth Amendment, is referred to herein as the “Lease”.
B.
Tenant, as sublandlord, and Liftoff Mobile Inc., a Delaware corporation (together with its successors and assigns, if any, “Existing Subtenant”), as subtenant, entered into that certain Sublease, dated as of August 22, 2019, with respect to the entire second floor of Building B (the “Existing Sublease Premises”) (such Sublease, as amended, the “Existing Sublease”), with respect to which Landlord consented pursuant to that certain Consent to Sublease, dated as of August, 30, 2019, and Consent to First Amendment to Sublease and Second Amendment to Sublease, dated as of March 29, 2022, among Landlord, Tenant and Existing Subtenant (the “Existing Sublease Consent”).
C.
Landlord and Tenant now desire to amend the Existing Lease to (i) provide for Tenant’s surrender of a portion of the Premises consisting of approximately 51,150 rentable square feet of space, comprising the first and second floors (presently known as Suites 200 and 300) of Building B (collectively, the “Give-Back Space”), and (ii) otherwise amend the Lease, all on the terms and conditions contained herein.

A G R E E M E N T:

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows.

4863-1545-4581.10 373382.00003/11-17-23/spm	CROSSING/900 Sixth Amendment to Office Lease [Box, Inc.]

1.
Capitalized Terms. Each capitalized term when used herein shall have the same respective meaning as is given such term in the Existing Lease, unless expressly provided otherwise in this Sixth Amendment.
2.
Give-Back Space.
2.1
In General.
2.1.1
Landlord and Tenant hereby acknowledge and agree that, on or before 11:59 p.m. on January 31, 2024 (the “Give-Back Date”), notwithstanding anything in the Existing Lease to the contrary, Tenant shall vacate and surrender and deliver exclusive possession of the Give-Back Space, in its then as-is broom-clean condition, free of any occupants in possession (including Existing Subtenant), and free of all personal property, signage, branding and unaffixed furniture, fixtures and equipment (without limitation, it being specifically acknowledged that Tenant shall have no obligation to remove (a) any supplemental HVAC units serving the Give- Back Space (the “Give-Back Supplemental HVAC Units”), subject to Section 2.1.2 below, or (b) any data and telecommunications cabling) and any other equipment expressly required to be removed pursuant to this Sixth Amendment and all damage resulting from such removal repaired and restored (the “Surrender Condition”), and the Lease, with respect to the Give-Back Space only, shall terminate and be of no further force or effect as of the Give-Back Date. Accordingly, effective as of February 1, 2024, (i) the Give-Back Space shall no longer be a part of the Premises, and Landlord and Tenant shall be relieved of their respective obligations under the Lease with respect to the Give-Back Space, except those obligations under the Lease which relate to the term of Tenant’s lease of the Give-Back Space (i.e., through the Give-Back Date) and/or which specifically survive the expiration or earlier termination of the Lease (subject to the terms of this Sixth Amendment), including, without limitation, the payment of all Rent due with respect to the Give-Back Space up to and including the Give-Back Date, and (ii) the Premises shall be deemed to consist of (x) the portions of the Building B Premises located on the Ground Floor, Floor 3 and Floor 4, as depicted on Exhibit D attached hereto and more particularly described in the Existing Lease, of Building B, (the “Remaining Building B Premises”, which Remaining Building B Premises shall consist of a stipulated total of 56,865 rentable square feet) and (y) the entirety of the Building A Premises (the Remaining Building B Premises and the Building A Premises, collectively, the “Remaining Premises”, which Remaining Premises shall consist of a stipulated total of 283,062 rentable square feet). In the event Tenant does not timely surrender and vacate the Give-Back Space in accordance with the terms hereof, then the terms and conditions of Article 16 of the Office Lease shall apply with respect thereto, and Tenant shall be responsible to pay holdover rent for the Give-Back Space in the amount of $6.89 per rentable square foot per month for the first three (3) months of holdover and $8.27 per rentable square foot per month thereafter; provided, however, that, for such purposes (A) the words “the expiration of the Lease Term”, and words of similar import, as used in Article 16 of the Office Lease, shall be deemed to mean the Give-Back Date, and (B) the term “Premises”, as used in Article 16 of the Office Lease, shall be deemed to mean the Give-Back Space. Notwithstanding the foregoing or anything to the contrary provided in the Existing Lease, if Existing Subtenant fails to surrender the Existing Sublease Premises to Tenant in the Surrender Condition on or before 11:59 p.m. on the Give-Back Date, then Article 16 of the Office Lease shall not apply to, and no holdover rent shall be payable by Tenant through the period ending 11:59 p.m. on February 14, 2024, with respect to the portion of the Give-Back Space comprising the Existing Sublease Space.

4863-1545-4581.10 373382.00003/11-17-23/spm	-2-	CROSSING/900 Sixth Amendment to Office Lease [Box, Inc.]

2.1.2
Notwithstanding anything in the Existing Lease to the contrary, as part of the Surrender Condition obligation described in Section 2.1.1 above, on or before the Give- Back Date, Tenant shall disconnect the Give-Back Supplemental HVAC Units from Tenant’s condensing unit.
2.1.3
Notwithstanding anything to the contrary provided in the Existing Lease, except as otherwise expressly provided by Sections 2.1.1 and 2.1.2 above or elsewhere in this Sixth Amendment, Tenant will have no obligations to restore the Give-Back Space, and Landlord hereby waives the requirements of Section 8.5 of the Existing Lease with respect to any and all Specialty Improvements in or appurtenant to the Give-Back Space.
2.2
Representations of Tenant. Tenant represents and warrants to Landlord that with respect to the Give-Back Space (i) except as consented to by Landlord in writing, Tenant has not assigned or subleased all or any portion of its interest in the Lease with respect thereto, (ii) except for Existing Subtenant, no other person, firm or entity has any right, title or interest in the Lease with respect to the Give-Back Space, and (iii) Tenant has the full right, legal power and actual authority to enter into this Sixth Amendment and to terminate the Lease with respect to the Give-Back Space. The representations and warranties set forth in this Section 2.2 shall survive the termination of the Lease with respect to the Give-Back Space and Tenant shall be liable to Landlord for any inaccuracies or any breach thereof.
2.3
Consideration to Landlord. In consideration for Landlord’s execution of this Sixth Amendment, Tenant shall pay to Landlord an amount equal to $2,500,000.00 by not earlier than January 1, 2024, and not later than the Give-Back Date.
3.
Condition of Remaining Premises. Tenant hereby acknowledges and agrees that Tenant shall continue to accept the Remaining Premises in its currently existing, “as is” condition, subject to the terms of the Lease, and Landlord shall not be obligated to provide or pay for or perform any improvement work with respect to the Remaining Premises in connection with the surrender of the Give-Back Space.
4.
Base Rent for Remaining Premises. Notwithstanding any provision to the contrary contained in the Existing Lease, commencing on February 1, 2024, and continuing throughout the remainder of the Lease Term, (i) Tenant shall pay to Landlord monthly installments of Base Rent for the Building A Premises in accordance with the terms and conditions of the Existing Lease, and (ii) Tenant shall pay to Landlord monthly installments of Base Rent for the Remaining Building B Premises in the amount set forth in the schedule below, but otherwise in accordance with the terms and conditions of the Existing Lease.

Period during Lease Term	Annual Base Rent	Monthly Installment of Base Rent	Monthly Rental Rate per Rentable Square Foot
February 1, 2024 – End of Building A Lease Year 9	$3,759,913.80	$313,326.15	$5.51
Building A Lease Year 10	$3,872,711.16	$322,725.93	$5.68

4863-1545-4581.10 373382.00003/11-17-23/spm	-3-	CROSSING/900 Sixth Amendment to Office Lease [Box, Inc.]

Building A Lease Year 11	$3,988,892.52	$332,407.71	$5.85
Building A Lease Year 12	$4,108,559.28	$342,379.94	$6.02
Building A Lease Year 13 – Lease Expiration Date	$4,231,816.08	$352,651.34	$6.20

5.
Direct Expenses for Remaining Premises. Notwithstanding any provision to the contrary contained in the Existing Lease, with respect to period of the Lease Term occurring after the Give-Back Date, Tenant shall pay to Landlord Tenant’s Share of Direct Expenses attributable to the Remaining Premises in accordance with the terms and conditions of the Existing Lease; provided, however, (i) Tenant’s Share shall be calculated by dividing the number of rentable square feet of space in the Remaining Building B Premises or the Building A Premises, as applicable, by the number of rentable square feet of space in Building B, but excluding the Retail Space, or Building A, as applicable, and (ii) Tenant’s Share with respect to the Building A Premises shall be 100% of Building A and Tenant’s Share with respect to the Remaining Building B Premises shall be 52.65% of Building B.
6.
Letter of Credit.
6.1
The parties hereby acknowledge that the L-C Amount is currently$13,000,000.00. Notwithstanding anything to the contrary in the Existing Lease, and in lieu of the further reductions of the L-C provided in Article 21 of the Office Lease, the L-C Amount shall be reduced as follows: (i) the L-C Amount shall be reduced by $1,000,000.00 on the date of the mutual execution and delivery of this Sixth Amendment, and (ii) commencing on December 1, 2023 and on each December 1st thereafter during the remainder of the Lease Term, the L-C Amount shall be reduced by $2,000,000.00, provided Tenant satisfies the L-C Reduction Conditions on or at any time following the applicable Reduction Date (as defined below), provided that (a) if Tenant does not satisfy the L-C Reduction Conditions on any particular Reduction Date, then the L-C Amount shall be reduced to the applicable amount at such time, if any, that Tenant satisfies the L-C Reduction Conditions, and (b) in no event shall the L-C Amount be reduced below $2,000,000.00. Each date of reduction of the L-C Amount described in this Section 6 above shall be a “Reduction Date” as used in the Existing Lease, as amended, which Reduction Dates described in this Section 6.1 above shall be in lieu of any Reduction Date set forth in the Lease. A schedule of the reductions of the L-C Amount described above is attached hereto as Exhibit C.
6.2
Notwithstanding anything to the contrary provided in the Existing Lease, for so long as Tenant is a public company with stock traded on a national public exchange, the term “L-C Reduction Conditions” shall mean that (a) Tenant is not then in default under this Lease and (b) Tenant then has an “equity market capitalization” of greater than Three Billion and 00/100 Dollars ($3,000,000,000.00) and Tenant has provided to Landlord reasonable evidence thereof (for example, a “snapshot” from Bloomberg, Yahoo Finance or other reputable business or news website).
7.
Removal of Signage on Building B. Notwithstanding anything to the contrary in the Existing Lease, (i) on or prior to the Give-Back Date, Tenant shall, at its sole cost and expense, remove the exterior eyebrow sign on Building B on Middlefield Road depicted on Exhibit A

4863-1545-4581.10 373382.00003/11-17-23/spm	-4-	CROSSING/900 Sixth Amendment to Office Lease [Box, Inc.]

attached hereto, and shall cause the areas in which such sign was located to be restored to the condition existing immediately prior to the placement of such sign except for ordinary wear and tear, provided that Tenant shall obtain Landlord’s prior approval of the scope and plans for such removal and restoration work prior to performing any such work, and Tenant shall schedule a walk-through with Landlord for Landlord to identify any concerns or punch list items to be completed by Tenant with respect to such removal and restoration work, and (ii) after the Give- Back Date, Tenant shall have no further rights to such signage.

8.
Parking. Notwithstanding anything to the contrary in the Existing Lease, effective as of the Give-Back Date, Tenant’s parking allocation shall be reduced to three (3) unreserved passes per each 1,000 rentable square feet of the Remaining Premises (i.e., eight hundred forty- nine (849) unreserved parking passes), and on or prior to the Give-Back Date, Tenant shall un- stencil any “Box” labeling on all parking spaces except for (i) the sixteen (16) parking spaces near the entrance of Building A, which Tenant shall be permitted to retain (as part of its parking allocation), and (ii) any and all parking spaces at the electric vehicle charging stations, wherever located at the Project parking facilities. Notwithstanding anything to the contrary in the Existing Lease, effective as of the Give-Back Date, (I) Tenant shall have no right to institute valet assisted parking in the Project parking facility, (II) Tenant shall have no right to reclaim any of the Released Spaces pursuant to Section 2 of the Fourth Amendment, and (III) as contemplated by Section 5.2 of the Fifth Amendment, Tenant’s parking rights set forth in such Section 5.2 of the Fifth Amendment shall be of no further force or effect. Notwithstanding anything to the contrary in the Existing Lease, Tenant’s Parking Cost Pool Allocation shall be 100% with respect to the Building A Premises and 49.79% with respect to the Remaining Building B Premises. Notwithstanding anything to the contrary in the Existing Lease, prior to the Give-Back Date, Tenant shall shift control of the Project parking facility from Tenant to Landlord, and Landlord shall use commercially reasonable efforts to provide Tenant with certain parking program capabilities within security network parameters. As an accommodation to, and at the request of, Tenant, Tenant may, at no charge, issue access cards providing the holder with access to parking within the Project parking facilities; provided, however, that (1) Tenant may not permit more than 849 vehicles to be parked in the Project parking facilities by holders of such access cards at any given time, and (2) if more than 849 vehicles are parked by Tenant's access card holders in the Project parking facilities at any given time, then, upon Landlord’s request, Tenant shall promptly use commercially reasonable efforts to reduce the number of vehicles parked at the Project parking facilities by Tenant's access card holders at such time to no more than 849 vehicles, provided that Landlord shall promptly provide Tenant with reasonable information regarding vehicles parked in the Project parking facilities by Tenant’s access card holders upon Tenant’s request.
9.
Ground Floor Lobby, Restrooms, Signage Removal and Building Access. As contemplated in Section 1.1.3 of the Office Lease, the Lobby in Building B shall constitute Common Area effective as of February 1, 2024. The restrooms on the ground floor of Building B shall also constitute Common Area effective as of February 1, 2024, and Tenant shall no longer be responsible for maintaining the same as part of the Premises. Prior to the Give-Back Date, Tenant shall remove any Tenant signage and branding in any areas in Building B that become Common Area (i.e., the Terrace, Lobby in Building B, ground floor corridor, ground floor restrooms, the parking garage, elevators, etc.) following the Give-Back Date as provided in the Lease; provided, however, Tenant may keep its existing signage or branding identifying or relating to existing training facilities on the ground floor of Building B which signage/branding is located

4863-1545-4581.10 373382.00003/11-17-23/spm	-5-	CROSSING/900 Sixth Amendment to Office Lease [Box, Inc.]

in the Lobby in Building B, provided further that if and when Landlord updates Common Area signage in Building B, Landlord shall have the right to change such signage and branding to comply with Landlord's then Building standard signage requirements (the cost of which shall be included in Operating Expenses). Landlord and Tenant shall use commercially reasonable efforts to reach a mutual agreement on the building access and keycard system for Building B promptly following the Give-Back Date.

10.
Terrace. As contemplated in Section 1.5 of the Office Lease, Tenant’s use of the portion of the Terrace shown and labeled as the "Box/Davis Polk Common Area" in Exhibit B attached hereto (the “Common Terrace Area”) shall become non-exclusive effective as of February 1, 2024, subject to the terms thereof; provided, however, that notwithstanding anything to the contrary provided in the Existing Lease, (i) so long as Tenant is leasing the entire first (1st) floor (i.e., Suite 200) of Building A and leasing at least fifty percent (50%) of the Building A Premises, Tenant shall retain exclusive use of patio area adjacent to Building A shown and labeled as the "Box Exclusive Patio Use" in Exhibit B attached hereto (the “Tenant Patio Area”), and (ii) the new tenant(s) for the Give-Back Space (collectively, the “New Tenant”) shall be entitled to exclusive use of patios adjacent to Building B shown and labeled as the "Davis Polk Exclusive Patio Use" in Exhibit B attached hereto (the “New Tenant Patio Area”, and the Tenant Patio Area and the New Tenant Patio Area, collectively, the “Exclusive Outdoor Patios”). Landlord shall, at its cost, establish a visible demarcation separating the Common Terrace Area and each of the Exclusive Outdoor Patios (i.e., separation with planters, plants, etc.), subject to Tenant’s written approval of same, which approval shall not be unreasonably withheld, subject to openings for an emergency exit path of travel as may be required by Applicable Laws. Tenant shall not obstruct the path of travel for emergency exiting through the Tenant's Exclusive Outdoor Patio in violation of Applicable Laws. Landlord shall, as part of Operating Expenses, be responsible for landscaping the Terrace (including the Exclusive Outdoor Patios, but excluding Tenant's vegetable and fruit garden, which Tenant shall be responsible to maintain at its sole cost and expense so long as the same exists). Notwithstanding anything to the contrary in the Lease, Tenant, the New Tenant and Landlord shall have the right to schedule temporary exclusive use of the Common Terrace Area (excluding the Exclusive Outdoor Patios), on a first-come, first serve basis (provided Tenant shall be given priority in the event of conflicting reservation requests made on the same day), it being acknowledged that, (A) the New Tenant shall be entitled to reserve the Common Terrace Area for exclusive temporary events for twelve (12) days per calendar year (but within such twelve (12) event allocation, New Tenant may not host more than one (1) event per month), and (B) Tenant shall be entitled (without Landlord's consent, but with notice to Landlord as provided herein) to reserve the Common Terrace Area for exclusive temporary events for fifteen (15) days per calendar year (but within such fifteen (15) event allocation, Tenant may not host more than two (2) events per month), provided that if Tenant desires to host more than fifteen (15) events as allocated to Tenant as described above, the same shall be subject to Landlord's reasonable consent and the New Tenant's consent in the New Tenant's sole and absolute discretion (provided Landlord shall use commercially reasonable efforts to obtain such consent from the New Tenant). As part of Landlord's Event Use Rights (as defined in Section 1.5 of the Office Lease) with respect to the Common Terrace Area, Landlord shall have the right to schedule temporary exclusive use of the Common Terrace Area for events hosted by or on behalf of Landlord. Notwithstanding anything to the contrary in the Lease, Tenant shall be entitled to maintain the existing vegetable and fruit garden in the Tenant's Exclusive Outdoor Patio and shall be entitled to relocate the beehive from the roof to the Tenant's Exclusive Outdoor Patio and maintain the beehive in the Exclusive Outdoor Patio, so long as the same meets first class standards consistent with the Project and other Comparable

4863-1545-4581.10 373382.00003/11-17-23/spm	-6-	CROSSING/900 Sixth Amendment to Office Lease [Box, Inc.]

Buildings where tenants maintain fruit and vegetable gardens and beehives, failing which (as reasonably determined by Landlord), Landlord shall have the right to require Tenant to remove such vegetable and fruit garden and/or beehive, at Tenant’s cost. Landlord is not obligated to protect, secure or prevent contamination of the vegetable and fruit garden or the beehive. In connection with any of Tenant’s exclusive temporary events in the Common Terrace Area, the following shall apply: (1) Tenant shall provide Landlord with at least five (5) business days prior notice of any desired exclusive temporary event; (2) Tenant shall work with Landlord to maintain ambient noise during Building Hours; (3) Tenant shall not permit any matters to be attached to the exterior windows of the New Tenant’s premises; (4) Tenant shall maintain a roped barrier that creates a three (3) foot visible barrier from the New Tenant’s premises at all times (other than during set up and take down periods); and (5) Tenant shall be responsible for the prompt clean-up of all trash and waste and the removal of all furniture and other, installations used during any such exclusive temporary events. Similarly, in connection with New Tenant’s exclusive temporary events in the Common Terrace Area, Landlord shall require that New Tenant: (v) provide Landlord with at least five (5) business days prior notice of any desired exclusive temporary event (and Landlord shall provide Tenant with three (3) business days prior notice of any such scheduled exclusive temporary events); (w) work with Landlord to maintain ambient noise during Building Hours; (x) not permit any matters to be attached to the exterior windows of the Premises; (y) maintain a roped barrier that creates a three (3) foot visible barrier from the Premises at all times (other than during set up and take down periods), if applicable; and (z) be responsible for the prompt clean-up of all trash and waste and the removal of all furniture and other, installations used during any such exclusive temporary events. In connection with Landlord's Event Use Rights in the Common Terrace Area, Landlord shall (A) provide Tenant with at least five (5) business days prior notice of any desired exclusive temporary event; (B) maintain ambient noise during Building Hours; (C) not permit any matters to be attached to the exterior windows of the Premises; (D) maintain a roped barrier that creates a three (3) foot visible barrier from the Premises at all times (other than during set up and take down periods), if applicable; and (E) be responsible for the prompt clean-up of all trash and waste and the removal of all furniture and other, installations used during any such exclusive temporary events. For the avoidance of doubt, nobody other than Tenant, New Tenant and Landlord shall have the right to reserve the Common Terrace Area for exclusive events, subject to the terms of this Section 10 above.
11.
After Hours HVAC. Notwithstanding anything to the contrary in the Lease, if Tenant desires to use HVAC during non-Building Hours, Tenant shall pay Landlord the actual cost to supply such HVAC service to Tenant, at Landlord's actual incremental cost to supply HVAC service to Tenant outside of Building Hours (which shall be treated as Additional Rent), which rates shall (i) only reflect depreciation of HVAC equipment over an agreed upon useful life, and not any utilities, maintenance, or repair costs, which are reimbursed by Tenant through Operating Expenses, in the event that Tenant pays for electricity and water to the HVAC directly outside of Operating Expenses through separate meters or sub-meters, or (ii) encompass all costs for operating the HVAC system after Building Hours, including without limitation costs for electricity, water, repair and maintenance, depreciation, and administration cost, in the event that Tenant does not pay for electricity and water to the HVAC directly outside of Operating Expenses through separate meters or sub-meters (i.e., if the costs of electricity and water to the HVAC are included in Operating Expenses). The current actual cost of after-hours HVAC service for Building A is $10.20 per hour.

4863-1545-4581.10 373382.00003/11-17-23/spm	-7-	CROSSING/900 Sixth Amendment to Office Lease [Box, Inc.]

12.
Office Space Leasing Requirement. So long as no parties other than Tenant and/or its Permitted Transferees are directly leasing from Landlord any portion of the office space within Building A, then Tenant shall be deemed to be satisfying the Office Space Leasing Requirement with respect to Building A. However, Tenant is no longer satisfying the Office Space Leasing Requirement with respect to the Project generally or Building B. Accordingly, without limiting the first sentence of this Section 12, as of February 1, 2024: (i) Landlord is not obligated to obtain Tenant’s approval to any Restricted Common Area Modifications pertaining to portions of the Project located outside of Building A, but will obtain Tenant’s approval (to the extent required by the Lease) with respect to Restriction Common Area Modifications within Building A, (ii) Tenant is not entitled to approve the security service providing any services at the Project, including in connection with Landlord Event Use Rights, (iii) Landlord’s management office may be located at the Project, but not within Building A, (iv) the cost of parking attendants may be included in Operating Expenses, subject to the limitation in Section 4.2.4(r) of the Office Lease and Landlord may institute parking programs as contemplated by Section 28.1 of the Office Lease, (v) the Management Fee Percentage shall be three percent (3%) with respect to Building B, but shall remain two and 25/100ths percent (2.25%) with respect to Building A so long as Tenant satisfies the Office Space Leasing Requirement with respect to Building A, (vi) any adjustment to Operating Expenses pursuant to the last paragraph of Section 4.2.4 of the Office Lease shall be determined separately for Building A and Building B, such that no adjustment shall be made for Building A, to the extent separable from the Project generally, (vii) Tenant’s rights under Section 5.3 of the Lease shall be determined separately, such that Tenant shall have certain approval rights over Underlying Documents that only affect Building A, but not Building B, and (viii) Tenant shall have exclusive use of elevators exclusively serving Building A, but not Building B.
13.
Termination of Existing Sublease. Landlord hereby (a) consents to the termination of the Existing Sublease and (b) agrees that, notwithstanding anything to the contrary provided in the Existing Lease or the Existing Sublease Consent, Section 14.3 of the Existing Lease shall not apply to, and no Transfer Premium shall be payable by Tenant to Landlord with respect to, any payments by Subtenant to Sublandlord in consideration of or with respect to the termination of the Existing Sublease. Tenant shall cause the Existing Sublease to be terminated effective no later than the Give-Back Date.
14.
Brokers. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Sixth Amendment, and that they know of no real estate broker or agent who is entitled to a commission in connection with this Sixth Amendment, other than Cornish & Carey Commercial, dba Newmark Knight Frank (“Tenant’s Broker”) and Cushman & Wakefield (“Landlord’s Broker”). With respect to this Sixth Amendment, Landlord shall pay the fees of Landlord’s Broker pursuant to a separate agreement, and Tenant shall pay the fees of Tenant Broker pursuant to a separate agreement. Each party agrees to indemnify and defend the other party against and hold the other party harmless from and against any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including, without limitation, reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party’s dealings with any real estate broker or agent, except (a) with respect to Landlord, Tenant’s Broker and (b) with respect to Tenant, Landlord’s Broker. The terms of this Section 14 shall survive the expiration or earlier termination of the Lease.

4863-1545-4581.10 373382.00003/11-17-23/spm	-8-	CROSSING/900 Sixth Amendment to Office Lease [Box, Inc.]

15.
Notices: The Existing Lease is hereby amended by deleting the “Address of Tenant” set forth in Section 10 of the Summary and inserting the following in lieu thereof:

If to Tenant:

Box, Inc.

900 Jefferson Ave.

Redwood City, CA 94063

Attn: Brenda Badal

Email: brenda@box.com

with a copy by email to: legalops@box.com

and with copies to:

Seyfarth Shaw LLP

233 S. Wacker Drive, Suite 8000

Chicago, Illinois 60606-6448

Attn: Kevin A. Woolf, Esq.

Email: kwoolf@seyfarth.com

and

Seyfarth Shaw LLP

620 Eighth Avenue

New York, New York 10018

Attn: Jason T. Polevoy, Esq.

Email: jpolevoy@seyfarth.com

16.
Tenant’s Security System. Landlord reserves the right to make changes or improvements to the Building B and Project security and access system (but excluding any Tenant's Security System within the Remaining Premises or outside of and facing Building A) in order to accommodate a multi-tenant building for Building B. In connection therewith, Landlord reserves the right, upon sixty (60) days prior written notice to Tenant, with respect to each portion of the Tenant's Security System (including Tenant-installed security cameras) for Building B or the Project generally (but excluding any Tenant's Security System within the Remaining Premises or outside of and facing Building A) to either require Tenant to (a) remove any such portion of the Tenant’s Security System, and repair all damage caused by such removal, including patching and painting, or (b) leave the infrastructure of such portion of the Tenant's Security System in place for Landlord to take ownership and control of such infrastructure, and Tenant shall deactivate such applicable system from Tenant's general monitoring system (provided Tenant may remove its cameras and hardware connected to any such infrastructure so long as the same can be replaced with Landlord's own cameras and hardware, and in any event, shall remove its cameras and hardware connected to such infrastructure if so requested by Landlord), provided, in either case, Landlord shall work and cooperate with Tenant on system compatibilities if and when installing a new Building standard access and security system for Building B and/or the Project. Notwithstanding anything to the contrary in the Lease, from and after February 1, 2024, Tenant shall relinquish to Landlord control and access to the MPOE room in

4863-1545-4581.10 373382.00003/11-17-23/spm	-9-	CROSSING/900 Sixth Amendment to Office Lease [Box, Inc.]

Building A that serves both Building A and Building B located in the parking elevator lobby of Building A. Notwithstanding anything to the contrary provided above, Tenant shall have the right to maintain, where presently located, (i) Tenant's Lenel security panel existing on the date of this Sixth Amendment located in the mechanical room 530 on the ground floor of Building B (provided Tenant shall remove any security cameras from such panel), and (ii) any Tenant’s Security System equipment existing on the date of this Sixth Amendment located in any mechanical, maintenance or utility rooms in Building A (including the aforementioned MPOE room in Building A), provided Tenant shall have the right to install caging around such Tenant's Security System and any other equipment or cabling described in (i) and (ii); provided, however, Landlord shall have no liability to Tenant in connection with Tenant's Security System equipment described in (i) and (ii), except for property damage and personal injury claims to the extent caused by Landlord's gross negligence or willful misconduct.
17.
Lighting Controls. Notwithstanding anything to the contrary in the Existing Lease, on or prior to the Give-Back Date, Tenant shall, at its sole cost and expense, disconnect the lighting controls in the Give-Back Space and on the portions of the ground floor of Building B that will become Common Areas effective after the Give-Back Date from Tenant's software for such lighting controls.
18.
Submeters. Notwithstanding anything to the contrary in the Existing Lease, Landlord may, at its sole cost and expense, install submeters for all above-building standard equipment in or serving the Remaining Premises. Tenant shall pay Landlord, as Additional Rent, for Tenant's use of electricity pursuant to such submeters for such above-building standard equipment.
19.
Storage Space. Subject to the terms of this Section 19, commencing on February 1, 2024, and continuing throughout the remainder of the Lease Term, Tenant shall continue to lease from Landlord certain storage space located on the Ground Floor of Building B, as delineated on Exhibit E attached hereto (the “Storage Space”). Tenant shall have no obligation to pay Base Rent or Tenant's Share of Direct Expenses with respect to the Storage Space. Tenant acknowledges and agrees that Tenant shall continue to accept the Storage Space in its presently existing "as-is" condition and that Landlord shall have no obligation to provide or pay for any improvement work or services related to the improvement of the Storage Space. Tenant also acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty regarding the condition of the Storage Space or with respect to the suitability of the same for the conduct of Tenant's business. The Storage Space shall be used only for storage of shipment pallets, boxes, files, furniture, office equipment and other similar items associated with commercial office space and for shipping and receiving and for no other purpose whatsoever without the prior written consent of Landlord, which consent may be withheld in Landlord's sole discretion. Tenant shall not make any Alterations to the Storage Space and shall be fully responsible for repairing any damage to the Storage Space resulting from or relating to Tenant's use thereof. Tenant shall comply with such rules and regulations as may be promulgated by Landlord from time to time pertaining to the use of the Storage Space and shall allow Landlord access to the Storage Space in accordance with the terms of Article 27 of the Office Lease. Tenant acknowledges that Landlord shall have no obligation to provide any security or any services with respect to the Storage Space described in the Lease, including, without limitation, those described in Section 6.1 of the Original Lease, other than Building standard lighting during Building Hours.Tenant shall indemnify, defend and hold harmless the Landlord Parties from and against any and all loss, liability, claims, expenses, damages or costs (including, without limitation, court costs and reasonable

4863-1545-4581.10 373382.00003/11-17-23/spm	-10-	CROSSING/900 Sixth Amendment to Office Lease [Box, Inc.]

attorneys' fees) arising out of or in connection with Tenant's use of the Storage Space, except for property damage and personal injury claims to the extent caused by Landlord's gross negligence or willful misconduct. Tenant's insurance obligations under the Lease shall also pertain to Tenant's use of the Storage Space and Tenant's property located therein.
20.
Signatures. The parties hereto consent and agree that this Sixth Amendment may be signed and/or transmitted by facsimile, e-mail of a .pdf document or using electronic signature technology (e.g., via DocuSign or similar electronic signature technology), and that such signed electronic record shall be valid and as effective to bind the party so signing as a paper copy bearing such party's handwritten signature. The parties further consent and agree that (1) to the extent a party signs this Sixth Amendment using electronic signature technology, by clicking "SIGN", such party is signing this Sixth Amendment electronically, and (2) the electronic signatures appearing on this Sixth Amendment shall be treated, for purposes of validity, enforceability and admissibility, the same as handwritten signatures.
21.
Conflict; No Further Modification. In the event of any conflict between the terms and conditions of the Existing Lease and the terms and conditions of this Sixth Amendment, the terms and conditions of this Sixth Amendment shall prevail. Except as specifically set forth in this Sixth Amendment, all of the terms and conditions of the Existing Lease shall remain unmodified and in full force and effect. The term “Lease”, as used in the Existing Lease, shall mean the Existing Lease as amended by this Sixth Amendment.

[signatures appear on following page]

4863-1545-4581.10 373382.00003/11-17-23/spm	-11-	CROSSING/900 Sixth Amendment to Office Lease [Box, Inc.]

IN WITNESS WHEREOF, this Sixth Amendment has been executed as of the day and year first above written.

LANDLORD:

REDWOOD CITY PARTNERS, LLC
a Delaware limited liability company

By:	KR Redwood City Member, LLC,
a Delaware limited liability company,
Its: Managing Member

By:	Kilroy Realty, L.P.,
a Delaware limited partnership
Its: Sole Member

By:	Kilroy Realty
Corporation a Maryland
corporation Its: General Partner

By:	/s/ Rob Paratte
Name:	Rob Paratte
Its:	EVP, Leasing and Business Development

By:	/s/ Eileen Kong
Name:	Eileen Kong
Its:	SVP, Asset Management

TENANT:

BOX, INC.,
a Delaware corporation

By:	/s/ Dylan Smith
Name:	Dylan Smith
Its:	CFO

By:
Name:
Its:

4863-1545-4581.10 373382.00003/11-17-23/spm	-12-	CROSSING/900 Sixth Amendment to Office Lease [Box, Inc.]

EXHIBIT A

LOCATION OF EXTERIOR EYEBROW SIGN ON BUILDING B ON MIDDLEFIELD ROAD

box

ROSS | LUTHIN
CREATIVE
www.rossluthin.com

Client: box

Project: crossing 900

Box Identity Graphics

Phase:
- ☐ Planning
- ☐ Conceptual Design
- ☐ Design Development
- ■ City Submittal

Revision: 07.20.15

Scale: NTS

Title: **Northeast Elevation Bldg. B**
WS-2 Wall Signs

Page: **5.0**

STOP
STOP
WS-1 Wall Sign - Non-illuminated
WS-2 Freestanding ID - Indirect Illuminated
North

ROSS | LUTHIN
CREATIVE
www.rossluthin.com

Client: box

Project: crossing 900

Box Identity Graphics

Phase:
- ☐ Planning
- ☐ Conceptual Design
- ☐ Design Development
- ■ City Submittal

Revision: 07.20.15

Scale: 1/32"=1'0"

Title: **Box**
Sign Location Plan

Page: **SL.1**

*Signage circled in red above is what is to be removed and restored.

4863-1545-4581.10 373382.00003/11-17-23/spm	EXHIBIT A -1-	CROSSING/900 Sixth Amendment to Office Lease [Box, Inc.]

EXHIBIT B

LOCATION OF TERRACE AND EXCLUSIVE OUTDOOR PATIOS

ASSEMBLY AREA 2
TERRACE
BUILDING B
BUILDING A
DN
WOMEN RESTROOM
MEN RESTROOM

Davis Polk Exclusive Patio Use

Box/Davis Polk Common Area

Box Exclusive Patio Use

4863-1545-4581.10 373382.00003/11-17-23/spm	EXHIBIT B -1-	CROSSING/900 Sixth Amendment to Office Lease [Box, Inc.]

EXHIBIT C

SCHEDULE OF L-C AMOUNT BURNDOWNS

Reduction Date	L-C Burn Down Amt	Remaining L-C Amt
		$13,000,000
Execution of this Sixth Amendment	$1,000,000	$12,000,000
12/1/2023	$2,000,000	$10,000,000
12/1/2024	$2,000,000	$8,000,000
12/1/2025	$2,000,000	$6,000,000
12/1/2026	$2,000,000	$4,000,000
12/1/2027	$2,000,000	$2,000,000

4863-1545-4581.10 373382.00003/11-17-23/spm	EXHIBIT C -1-	CROSSING/900 Sixth Amendment to Office Lease [Box, Inc.]

EXHIBIT D

OUTLINE OF REMAINING BUILDING B PREMISES

Building B – Ground Floor

Building B – Floor 3

Building B – Floor 4

4863-1545-4581.10 373382.00003/11-17-23/spm	EXHIBIT D -1-	CROSSING/900 Sixth Amendment to Office Lease [Box, Inc.]

EXHIBIT E

OUTLINE OF STORAGE SPACE

525
Storage Space
503
524
528
500
526
113
529
115
513
114
501
531
527
532
534
123
523
132
522
N

PRELIMINARY

STEVENSON SYSTEMS ESTD. 1986 CERTIFIED SPACE ACCOUNTANT

11.3.23

Floor

B1

Building B

Crossing 900
Crossing 900
Redwood City, CA 94063

Report ID 4

Space Classification Drawing

- Occupant Area (3,991.32)
- Building Service (5,863.16)
- Floor Service (1,321.40)

Stevenson Systems

64

© Stevenson Systems Inc | 2023 | REDTO-R04 | Field Verified

4863-1545-4581.10 373382.00003/11-17-23/spm	EXHIBIT E -1-	CROSSING/900 Sixth Amendment to Office Lease [Box, Inc.]